EXHIBIT 99.1

CoreCard Corporation Reports First Quarter 2025 Results

NORCROSS, Ga., May 08, 2025 (GLOBE NEWSWIRE) -- CoreCard Corporation (NYSE: CCRD) (“CoreCard” or the “Company”), the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter ended March 31, 2025.

"Overall revenue of $16.7 million in the first quarter exceeded our expectations, reflecting year-over-year total revenue growth of 28%, primarily driven by higher professional services rates from our largest customer and continued growth from our other customers,” said Leland Strange, CEO of CoreCard. "We continue to see encouraging results from the ongoing investment in our platform and processing capabilities, and we continue to onboard new customers that value the features and functionality offered by the CoreCard platform.”

Financial Highlights for the three months ended March 31, 2025

Total revenues in the three-month period ended March 31, 2025, was $16.7 million compared to $13.1 million in the comparable period in 2024.

In the following table, revenue is disaggregated by type of revenue for the three months ended March 31, 2025, and 2024:

	Three Months Ended
	March 31,
(in thousands)	2025	2024
License	$--	$--
Professional services	8,702	5,826
Processing and maintenance	6,343	6,152
Third party	1,643	1,098
Total	$16,688	$13,076

Income from operations was $2.8 million for the first quarter compared to income from operations of $0.5 million in the comparable prior year quarter.

Net income was $1.9 million for the first quarter compared to net income of $0.4 million in the comparable prior year quarter.

Earnings per diluted share was $0.24 for the first quarter compared to $0.05 in the comparable prior year quarter.

Adjusted earnings per diluted share was $0.28 for the first quarter compared to $0.07 in the comparable prior year quarter.

Adjusted EBITDA was $4.0 million for the first quarter compared to $1.7 million in the comparable prior year quarter.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".

Investor Conference Call
The company is holding an investor conference call today, May 8, 2025, at 11 A.M. Eastern Time. Interested investors are invited to attend the conference call by accessing the webcast at https://www.webcast-eqs.com/register/corecardq12025/en or by dialing 1-877-407-0890. As part of the conference call CoreCard will be conducting a question-and-answer session where participants are invited to email their questions to questions@corecard.com prior to the call. A transcript of the call will be posted on the company’s website at investors.corecard.com as soon as available after the call.

The company will file its Form 10-Q for the period ended March 31, 2025, with the Securities and Exchange Commission today. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at investors.corecard.com or on the SEC website, www.sec.gov.

About CoreCard

CoreCard Corporation (NYSE: CCRD) provides the gold standard card issuing platform built for the future of global transactions in an embedded digital world. Dedicated to continual technological innovation in the ever-evolving payments industry backed by decades of deep expertise in credit card offerings, CoreCard helps customers conceptualize, implement, and manage all aspects of their issuing card programs. Keenly focused on steady, sustainable growth, CoreCard has earned the trust of some of the largest companies and financial institutions in the world, providing truly real-time transactions via their proven, reliable platform operating on private on-premise and leading cloud technology infrastructure.

Forward-Looking Statements

The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” “continue,” “outlook,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CoreCard Corporation CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue
Services	$16,688	$13,076
Products	--	--
Total net revenue	16,688	13,076
Cost of revenue
Services	9,380	9,500
Products	--	--
Total cost of revenue	9,380	9,500
Expenses
Marketing	136	114
General and administrative	1,794	1,427
Development	2,571	1,508
Income from operations	2,807	527
Investment loss	(435)	(204)
Other income, net	137	256
Income before income taxes	2,509	579
Income taxes	603	149
Net income	$1,906	$430
Earnings per share:
Basic	$0.24	$0.05
Diluted	$0.24	$0.05
Basic weighted average common shares outstanding	7,786,679	8,236,135
Diluted weighted average common shares outstanding	8,086,423	8,247,788

CoreCard Corporation CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

As of	March 31, 2025	December 31, 2024
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$22,068	$19,481
Marketable securities	5,575	5,410
Accounts receivable, net	8,527	10,235
Other current assets	5,145	5,048
Total current assets	41,315	40,174
Investments	3,344	3,776
Property and equipment, at cost less accumulated depreciation	13,605	12,282
Other long-term assets	6,130	6,106
Total assets	$64,394	$62,338
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,514	$823
Deferred revenue, current portion	1,927	2,033
Accrued payroll	2,341	2,856
Accrued expenses	821	723
Other current liabilities	1,731	2,017
Total current liabilities	8,334	8,452
Noncurrent liabilities:
Deferred revenue, net of current portion	82	118
Long-term lease obligation	1,599	1,816
Other long-term liabilities	321	255
Total noncurrent liabilities	2,002	2,189
Stockholders’ equity:
Common stock, $0.01 par value: Authorized shares - 20,000,000;
Issued shares – 9,026,940 at March 31, 2025 and December 31, 2024
Outstanding shares – 7,786,679 at March 31, 2025 and December 31, 2024	92	91
Additional paid-in capital	18,400	17,928
Treasury stock, 1,240,261 shares at March 31, 2025 and December 31, 2024, at cost	(27,997)	(27,997)
Accumulated other comprehensive loss	(111)	(93)
Accumulated income	63,674	61,768
Total stockholders’ equity	54,058	51,697
Total liabilities and stockholders’ equity	$64,394	$62,338

For further information, call
Matt White, 770-564-5504 or
email to matt@corecard.com

Reconciliation of GAAP to NON-GAAP Measures

Information Regarding Non-GAAP Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. CoreCard considers Adjusted EBITDA and Adjusted earnings per diluted share (“Adjusted EPS”) as supplemental measures of the company’s performance that is not required by, nor presented in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; income tax expense (benefit); investment income (loss); and other income (expense), net. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results from period to period.

We define Adjusted EPS as diluted earnings per share adjusted to exclude the impact of share-based compensation expense. We believe that Adjusted EPS is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results from period to period.

Adjusted EPS and Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EPS and Adjusted EBITDA differently than CoreCard, which limits its usefulness in comparing CoreCard’s financial results with those of other companies.

The following table shows CoreCard’s GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended
	March 31,
(in thousands)	2025	2024
GAAP net income	$1,906	$430
Share-based compensation	473	160
Income tax benefit	(118)	(40)
Adjusted net income	$2,261	$550
Adjusted EPS	$0.28	$0.07
Weighted-average shares	8,086	8,248

	Three Months Ended
	March 31,
(in thousands)	2025	2024
GAAP net income	$1,906	$430
Depreciation and amortization	745	1,025
Share-based compensation	473	160
Investment loss	435	204
Other income, net	(137)	(256)
Income tax expense	603	149
Adjusted EBITDA	$4,025	$1,712
Total Revenue	$16,688	$13,076
Adjusted EBITDA Margin	24.1%	13.1%